Exhibit 1(a)

                            ARTICLES OF INCORPORATION

                                       OF

                    MUTUAL OF AMERICA INVESTMENT CORPORATION

      The undersigned Daniel J. Robins, whose office address is 666 Fifth Avenue, New York, New York 10103 being an adult over eighteen years of age, does hereby form a corporation under the General Laws of the State of Maryland.

                                    ARTICLE 1
                                      NAME

      The name of the corporation (hereinafter referred to as the "Corporation") shall be Mutual of America Investment Corporation.

                                   ARTICLE II
                                    DURATION

      The period of its duration is perpetual.

                                   ARTICLE III
                                     PURPOSE

      The purposes for which the Corporation is formed are:

      (a) To engage generally in the business of investing, reinvesting, owning, holding and trading in securities (as defined in the Investment Company Act of 1940, as from time to time amended (referred to herein as the "Investment Company Act")) or repurchase agreements to issue redeemable securities, and, in connection therewith, to hold all or part of its assets in cash, and generally engage in the business of an open-end investment company of the management type;

      (b) To exercise all rights, powers, and privileges of ownership or interest in all securities or repurchase agreements held by the Corporation, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in the value of all such securities and repurchase agreements.

      (c) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by the Investment Company Act, the laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine.

      (d) To redeem, repurchase, or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation.

      (e) To do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to take any action incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

      (f) In general, to carry on any other lawful business and to have and exercise all the rights, powers and privileges and conferred upon corporation by the laws of the State of Maryland as in force from time to time.

      The Corporation shall have the power to conduct and carry on its business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland, in any other states, territories, districts, colonies and dependencies of the United States, and in any or all foreign countries.

      The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation.

                                   ARTICLE IV
                       PRINCIPAL OFFICE AND RESIDENT AGENT

      The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.


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

                                    ARTICLE V
                                  CAPITAL STOCK

      Section 5.1. The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is one hundred million shares, par value $.01 per share, (the "Shares"), with an aggregate par value of $1,000,000. Forty million of such Shares may be issued in the following classes, each class comprising the number of shares and having the designations indicated; subject, however, to the authority herein granted to the Board of Directors to change the designation of any class and to increase or decrease any such number of Shares:

       Money Market Fund.................................... Ten Million

       Stock Fund........................................... Ten Million

       Bond Fund............................................ Ten Million

       Composite Fund....................................... Ten Million

The balance of sixty million Shares may be issued by the Board of Directors in such initial classes, or in any new class or classes, each comprising such number of Shares and having such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Shares adopted by the Board of Directors, to whom authority so to fix and determine the same is hereby expressly granted. In addition, the Board of Directors is hereby expressly granted authority to change the designation of any class and to increase or decrease the number of Shares of any class, but the number of Shares of any class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding.

      Section 5.2. The Board of Directors may classify or reclassify any unissued Shares into one or more classes that may be established and designated from time to time. The Corporation may hold as treasury Shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any shares of any class reacquired by the Corporation.

      Section 5.3. All persons who shall acquire Shares of a class shall acquire the same subject to the provisions of these Articles of Incorporation and the Corporation's By-Laws as they may exist from time to time. The Shares of said classes and any Shares of any further class that may from time be established and designated by the Board of Directors (unless provided otherwise by the Board of Directors with respect to such further class at the time of establishing and designating such further class) shall have the following


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

relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

            (a) Assets Belonging to Classes. All consideration received by the Corporation for the issue or sale of Shares of a particular class, together with all assets in which such consideration is invested or reinvested all income earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever from the same may be, together with any General Items allocated to that class as provided in the following sentence, are herein referred to as "assets belonging to" that class. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class (collectively "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors, to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular class shall belong to that class. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

            (b) Liabilities Belonging to Class. The assets belonging to each particular class shall be charged with the liabilities of the Corporation in respect of that class and all expenses, costs, charges and reserves attributable to that class, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class are herein referred to as "liabilities belonging to" that class. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

            (c) Dividends. Dividends and distributions on Shares of a particular class may be paid with such frequency, in such forms and in such amounts as the Board of Directors may from time to time determine. Dividends may be accrued daily or otherwise, after providing for actual and accrued liabilities belonging to that class,


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

      pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.

            All dividends on Shares of a particular class shall be paid only out of surplus or other lawfully available assets determined by the Board of Directors as belonging to such class. All dividends and distributions on Shares of a particular class shall be distributed pro rata to the holders of that class in proportion to the number of Shares of that class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Board of Directors may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

            The Corporation intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability of the Corporation for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distribution greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax. In furtherance, and not in limitation of the foregoing, in the event that a class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other classes, the amount to be deemed available for distribution to the class or classes with the net capital gain may be reduced by the amount offset.

            Dividends and distributions may be made in cash, property or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as defined in subsection 5.3(g).

            (d) Liquidation. In the event of the liquidation or dissolution of the Corporation or of a particular class, the Shareholders of each class that has been established and designated and is being liquidated shall be entitled to receive, as a


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

      class, when and as declared by the Board of Directors, the excess of the assets belonging to that class over the liabilities belonging to that class. The holders of Shares of any class shall not be entitled thereby to any distribution upon liquidation of any other class. The assets so distributable to the Shareholders of any particular class shall be distributed among such shareholders in proportion to the number of Shares of that class held by them and recorded on the books of the Corporation. The liquidation of any particular class in which there are Shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office.

            (e) Voting. On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each Share standing in his or her name on the books of the Corporation, irrespective of the class thereof, and all outstanding Shares of all classes shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any class is required by the Investment Company Act or by the Maryland General Corporation Law or as to any matter that the Board of Directors determine, in its sole discretion, concerns only one or more particular class, a separate vote by that class shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes, then, subject to (c) below, the Shares of all other classes shall vote as a single class; and (c) as to any matter which does not affect the interest of a particular class, only the holders of Shares of the one or more affected classes shall be entitled to vote.

            (f) Redemption by Shareholder. Each holder of Shares of a particular class shall have the right to require the Corporation to redeem all or any part of the Shares of that class standing in the name of such holder on the books of the Corporation at a redemption price per share as in effect from time to time. The redemption price of Shares shall be equal to the net asset value per Share of that class (determined in accordance with subsection (g) of this Section 5.3) less such redemption charge, if any, as is determined by the Board of Directors. Redemption shall be conditional upon the Corporation having funds legally available therefor. Payment of the redemption price shall be in cash, provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in portfolio securities or in other assets belonging to the class of Shares being redeemed.

            Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of Shares of any class to require the Corporation to redeem Shares of that class during any period or at any time when and to the extent permissible under the Investment Company Act.


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

            (g) Net Asset Value per Share. The net asset value per Share of any class shall be the quotient obtained by dividing the value of the net assets of that class (being the value of the assets belonging to that class less the liabilities belonging to that class) by the total number of Shares of that class outstanding, as determined by or pursuant to the direction of the Board of Directors from time to time, all determined in accordance with generally accepted accounting principles and not inconsistent with the Investment Company Act.

            (h) Equality. All Shares of each particular class shall represent an equal proportionate interest in the assets belonging to that class (subject to the liabilities belonging to that class), and each Share of any particular class shall be equal to each other Share of that class. The Board of Directors may from time to time divide or combine the Shares of any particular class into a greater or lesser number of Shares of that class without thereby changing the proportionate beneficial interest in the assets belonging to that class or in any way affecting the rights of outstanding Shares of any other class.

            (i) Conversion or Exchange Rights. Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that the holders of Shares of any class shall have the right to convert or exchange said Shares into shares of one or more other classes or Shares in accordance with such requirements and procedures as may be established by the Board of Directors.

                                   ARTICLE VI
                               ISSUE OF NEW STOCK

      Section 6.1 Issuance. The Board of Directors is authorized to issue and sell from time to time (without the necessity of offering the same or any part thereof to existing shareholders) all or any portion or portions of the entire authorized but unissued Shares of the Corporation, and all or any portion or portions of the Shares of the Corporation from time to time in its treasury, for cash or for any other lawful consideration or considerations and on or for any terms, conditions, or prices consistent with the provisions of law and of the Articles of Incorporation and By Laws of the Corporation at the time in force; provided, however, that in no event shall the Shares of the Corporation having a par value be issued or sold for a consideration or considerations less in amount or value than the par value of the Shares so issued or sold, and provided further that in no event shall any Shares of the Corporation be issued or sold for a consideration (which shall be net to the Corporation after underwriting discounts or commissions) less in amount or value than the net asset value of the Shares so issued or sold.


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

      Section 6.2. Fractional Shares. The Corporation may issue and sell fractions of Shares having pro rata all the rights of full Shares including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in these Articles or in the By Laws they shall be deemed to include fractions of Shares, where the context does not clearly indicate that only full Shares are intended.

      Section 6.3. No holder of Shares shall, as such holder, have any right to purchase or subscribe for any Shares or any other security of the Corporation which it may issue or sell other than such right, if any, as the Board of Directors in its discretion may determine.

                                   ARTICLE VII
                                    DIRECTORS

      Section 7.1. The number of directors constituting the Board of Directors shall be five (5), which number may be changed in accordance with the By Laws of the Corporation but shall never be less than three. The names of the persons who shall act as directors until the first annual meeting of the Corporation and until their successors have been duly chosen and qualified are:

                           Harold W. Luebs
                           Calvin E. Green
                           Mary E. Ruddy
                           Carmi Schwartz
                           William H. Hackett

      Section 7.2. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall have and may exercise all powers of the Corporation except those powers which are by law, by these Articles of Incorporation or by the By Laws conferred upon or reserved to the shareholders. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have the power:

      (i)   to make alter, amend, and repeal bylaws of the Corporation;

      (ii) from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves for working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board of Directors may deem to be in the best interest of the Corporation; and to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or


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

            reserves shall be declared in dividends and paid to the shareholders of the Corporation.

      Section 7.3. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the establishment or designation of procedures or methods to be employed for valuing any asset of the Corporation and as to the value of any asset, as to the allocation of any asset of the Corporation to a particular class or classes of Shares, as to the funds available for the declaration of dividends, and as to the declaration of dividends, as to the charging of any liability of the Corporation to a particular class or classes of Shares, as to the number of outstanding Shares of any class or classes, as to the estimated expense to the Corporation in connection with purchases or redemptions of its Shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase or redemption or other acquisition or disposition of investments or Shares, or the determination of the net asset value per Share of any class, shall be final and conclusive.

      Section 7.4. Specifically and without limitation of subsection (3) of this Article Seventh but subject to the exception therein prescribed, the Corporation may enter into management or advisory, underwriting, distribution and administration contracts and other contracts, and may otherwise do business, with Mutual of America Life Insurance Company, and any parent, subsidiary or affiliate of such firm or any affiliate of any such affiliate, or the stockholders, directors, officers and employees thereof, and may deal freely with one another notwithstanding that the Board of Directors of the Corporation may be composed in part of directors, officers or employees of such firm and/or its parents, subsidiaries or affiliates and that officers of the Corporation may have been, are or become directors, officers, or employees of such firm and/or its parents, subsidiaries or affiliates, and neither such management or advisory, underwriting, distribution or administration contracts nor any other contract or transaction between the Corporation and such firm and/or its parents, subsidiaries or affiliates shall be invalidated or in any way affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any person for any loss incurred by it or him under or by reason of such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the


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

conduct of his office; and provided always that such contract or transaction shall have been on terms that were not unfair to the Corporation at the time at which it was entered into.

                                  ARTICLE VIII
                               VOTING REQUIREMENTS

      Section 8.1. Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes (or of any class entitled to vote thereon as a separate class) to take or authorize any action, in accordance with the authority granted by Section 2-104 of the Maryland General Corporation Law, the Corporation is hereby authorized to take such action upon the concurrence of a majority of the aggregate number of Shares (or a majority of the aggregate number of Shares of a class entitled to vote thereon as a separate class) entitled to vote thereon.

      Section 8.2. The right to cumulate votes in the election of directors is expressly prohibited.

                                    ARTICLE X
                                 INDEMNIFICATION

      To the maximum extent permitted by the General Corporation Law of the State of Maryland as from time to time amended, the Corporation shall indemnify its currently acting and its former directors and officers and those persons who, at the request of the Corporation, serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities.

                                   ARTICLE XI
                                    AMENDMENT

      The Corporation reserves the right from time to time to alter, amend or repeal any provisions contained in these Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters contract rights of any outstanding Shares, at any time in the manner now or hereafter prescribed by the laws of the State of Maryland, and all rights conferred herein upon the Corporation's shareholders, directors and officers are granted subject to such reservation.

      In Witness Whereof, the undersigned incorporator of Mutual of America Investment Corporation who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act.


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

Dated the 14th day of February, 1986

                                                        /s/ Daniel J. Robins
                                                        ------------------------
                                                        Daniel J. Robins
                                                        666 Fifth Avenue
                                                        New York, New York 10103

STATE OF NEW YORK
                     ss.:
COUNTY OF NEW YORK

SUBSCRIBED AND SWORN to before me
this 14th day of February, 1986

      /s/ Ann F. Cannon
-----------------------------
       Notary Public

My commission expires ____________________


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